Exhibit 99.1

InsPro Technologies Corporation Announces
Second Quarter 2014 Financial Results

Radnor, PA – August 14, 2014 – InsPro Technologies Corporation (OTC Bulletin Board: ITCC), a leading provider of core policy administration software for Group and Individual Life, Health, and Annuity products that enables insurance carriers and third-party administrators to quickly respond to evolving market needs, improve customer service, and reduce operating costs today announced its financial results for the quarter ended June 30, 2014.

Second Quarter 2014 Highlights

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Revenues were $4,267,656 in the second quarter of 2014 as compared to $4,296,755 in the second quarter of 2013.  In the second quarter of 2013 we recognized $1,275,000 of license fees upon the completion of the implementation of InsPro Enterprise™ for two clients. The decline in license fees was virtually offset by increased professional services, ASP/Hosting and maintenance revenues in the second quarter of 2014 as compared to the same period in 2013.

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Operating loss from continuing operations was $2,547,644 in the second quarter of 2014 as compared to a loss of $26,839 in the second quarter of 2013. The results from operations in the second quarter of 2014 were unfavorably impacted by a one-time, non-cash equity compensation expense of $1,664,400 while the second quarter of 2013 was favorably impacted by $1,275,000 of license fees.

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Net loss was $2,487,141 in the second quarter of 2014 as compared to a net loss of $37,439 in the second quarter of 2013 due primarily to the stock-based compensation charge and the reduced license fees.

First Half 2014 Highlights

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Revenues were $7,844,255 in the first half of 2014 as compared to $8,889,578 in the first half of 2013.  In the first half of 2013, we recognized $2,475,000 of license fees upon the completion of the implementation of InsPro Enterprise™ for three clients. The decline in license fees was partially offset by increased professional services, ASP/Hosting and maintenance revenues in the first half of 2014 as compared to the same period in 2013.

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Operating loss from continuing operations was $3,112,359 in the first half of 2014 as compared to a loss of $91,630 in the first half of 2013. The results from operations in the first half of 2014 were unfavorably impacted by a one-time, non-cash equity compensation expense of $1,664,400, and the first half of 2013 was favorably impacted by $2,475,000 of license fees.

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Net loss was $2,988,900 in the first half of 2014 as compared to a net loss of $275,931 in the first half of 2013.  The net loss in the first half of 2014 included a non-cash gain on the change of the fair value of warrant liability of $10,120 and  one-time stock-based compensation while the same period in 2013 included a non-cash loss of $382,199 on the change in the fair value of the warrant liability and license fees of $2,475,000.

Anthony R. Verdi, Chief Executive Officer, stated, “We generated significant growth in our professional services and other recurring revenue streams in the first half of the year, the result of our expanding portfolio of clients.  Even more promising, though, is the increased strength of our sales pipeline.  The considerable investments we made in the InsPro Enterprise™ technology has both broadened our addressable market and raised market interest in our system and services.  We remain optimistic about our future opportunities.”

About InsPro Enterprise

InsPro Enterprise, a Life and Health insurance policy administration system, is a single technology solution used to manage all insurance processing requirements supporting multiple product lines as well as hybrid products for both group and individual policies on a single web-based platform. The InsPro Enterprise design provides carriers the option to deploy the solution as an end-to-end straight through processing suite or on a modular, componentized basis to address immediate areas of concern. The InsPro Enterprise suite includes Product Configuration Workbench, New Business and Underwriting, Billing and Collections, Policy Administration, Agent Management and Commissions, Claims, Document Management, Web Portals, and Data Analytics components.

About InsPro Technologies Corporation

Through its subsidiary, InsPro Technologies, LLC, InsPro Technologies Corporation offers InsPro Enterprise, an end-to-end, web-based policy administration system used by insurance carriers and third-party administrators. By managing the entire product and policy lifecycle on a single integrated platform, customers are afforded opportunities to accelerate new product introductions, lower costs, increase customer satisfaction and improve operational performance. InsPro’s solutions are offered through standard software licensing, as a hosted solution, or via Software as a Service (SaaS) delivery.

For additional information on InsPro Technologies, LLC and InsPro Enterprise please visit www.inspro.com.

Forward-Looking Statements

In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding current and future capabilities and products supported, growth in the number of clients, quality and growth potential of our technology platform, including related services, and providing the financial support and other resources needed to demonstrate the strength of this growing technology business and to continue to reinvest in the product. Forward-looking statements provide InsPro Technologies Corporation’s current expectations or forecasts of future events. Moreover, InsPro Technologies Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the statements made, including risks described in InsPro Technologies’ most recent Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K filed with the Securities and Exchange Commission and available on the Securities and Exchange Commission’s website at www.sec.gov. InsPro Technologies Corporation does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations

Contact:

Anthony R. Verdi, CEO
484-654-2200
finance@inspro.com

– financial tables to follow –

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30,		For the Six Months Ended June 30
	2014	2013	2014	2013

Revenues	$4,267,656	$4,296,755	$7,844,255	$8,889,578

Cost of revenues	3,614,767	3,054,759	6,567,200	6,427,135

Gross profit	652,889	1,241,996	1,277,055	2,462,443

Selling, general and administrative expenses:
Compensation, employee benefits and related taxes	2,385,650	671,391	3,043,145	1,323,355
Advertising and other marketing	91,319	93,898	143,248	150,070
Depreciation	42,139	39,262	78,854	77,475
Rent, utilities, telephone and communications	103,427	98,969	194,089	192,390
Professional fees	366,434	174,646	537,099	441,824
Other general and administrative	211,564	190,669	392,979	368,959

Total selling, general and administrative expenses	3,200,533	1,268,835	4,389,414	2,554,073

Operating loss from continuing operations	(2,547,644)	(26,839)	(3,112,359)	(91,630)

Other income (expense):
Gain (loss) on the change of the fair value of warrant liability	10,120	(102,400)	10,120	(382,199)
Interest expense	(11,234)	(9,206)	(18,678)	(16,861)

Total other income (expense)	(1,114)	(111,606)	(8,558)	(399,060)

Loss from continuing operations	(2,548,758)	(138,445)	(3,120,917)	(490,690)

Income from discontinued operations	61,617	101,006	132,017	214,759

Net loss	$(2,487,141)	$(37,439)	$(2,988,900)	$(275,931)

Net income (loss) per common share - basic and diluted:
Loss from operations	$(0.06)	$(0.03)	$(0.07)	$(0.02)
Gain from discontinued operations	-	-	-	0.01
Net loss per common share	$(0.06)	$(0.03)	$(0.07)	$(0.01)

Weighted average common shares outstanding - basic and diluted	41,543,655	41,543,655	41,543,655	41,543,655

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30, 2014	December 31, 2013
ASSETS

CURRENT ASSETS:
Cash	$2,610,907	$2,569,536
Accounts receivable, net	2,166,227	1,660,564
Prepaid expenses	384,698	200,985
Other current assets	4,399	2,564
Assets of discontinued operations	22,034	31,540

Total current assets	5,188,265	4,465,189

Property and equipment, net	1,114,361	959,902
Other assets	60,000	60,000

Total assets	$6,362,626	$5,485,091

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Notes payable	$612,982	$550,761
Accounts payable	1,374,231	1,169,251
Accrued expenses	706,693	456,753
Current portion of capital lease obligations	186,542	57,932
Due to related parties	10,000	10,000
Deferred revenue	2,323,805	1,006,875

Total current liabilities	5,214,253	3,251,572

LONG TERM LIABILITIES:
Warrant liability	597,079	607,199
Capital lease obligations	229,137	23,184

Total long term liabilities	826,216	630,383

Total liabilities	6,040,469	3,881,955

SHAREHOLDERS’ EQUITY:
Preferred stock ($.001 par value; 20,000,000 shares authorized) Series A convertible preferred stock; 3,437,500 shares authorized, 1,276,750 shares issued and outstanding (liquidation value $12,767,500)	2,864,104	2,864,104
Series B convertible preferred stock; 5,000,000 shares authorized, 3,809,378 shares issued and outstanding (liquidation value $11,428,134)	7,709,919	7,709,919
Common stock ($.001 par value; 300,000,000 shares authorized, 41,543,655 shares issued and outstanding)	41,543	41,543
Additional paid-in capital	45,119,094	43,411,172
Accumulated deficit	(55,412,503)	(52,423,602)

Total shareholders’ equity	322,157	1,603,136

Total liabilities and shareholders’ equity	$6,362,626	$5,485,091

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,
	2014	2013
Cash Flows From Operating Activities:
Net loss	$(2,988,900)	$(275,931)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	383,686	346,814
Stock-based compensation	1,707,922	37,497
(Gain) loss on change of fair value of warrant liability	(10,120)	382,199
Changes in assets and liabilities:
Accounts receivable	(505,663)	83,663
Prepaid expenses	(76,633)	(103,276)
Other current assets	(1,835)	314
Accounts payable	204,980	(542,325)
Accrued expenses	249,940	(25,155)
Deferred revenue	1,316,930	(388,174)
Assets of discontinued operations	9,506	25,374

Net cash provided (used) in operating activities	289,813	(459,000)

Cash Flows From Investing Activities:
Purchase of property and equipment	(129,140)	(86,720)

Net cash used in investing activities	(129,140)	(86,720)

Cash Flows From Financing Activities:
Gross proceeds from sale of preferred stock and warrants	-	36,000
Fees paid in connection with sale of preferred stock and warrants	-	(28,800)
Payments on notes payable	(44,859)	(43,981)
Payments on capital leases	(74,443)	(34,579)

Net cash used in financing activities	(119,302)	(71,360)

Net increase (decrease) in cash	41,371	(617,080)

Cash - beginning of the period	2,569,536	3,347,689

Cash - end of the period	$2,610,907	$2,730,609